UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2004

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19700	33-0266089
(Commission File No.)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

ITEM 5. OTHER EVENTS.

On March 30, 2004, Amylin Pharmaceuticals, Inc. (the “Company”) announced the initiation of a Phase 2 clinical study of exenatide LAR for type 2 diabetes, the initiation of a Phase 1 clinical study of AC162352 (PYY 3-36) for obesity, and the completion of enrollment of a Phase 2 clinical study of AC137 for obesity.  A copy of the Company’s press release dated March 30, 2004 is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)	EXHIBITS.

	Number	Description
	99.1	Press release issued by the Company on March 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 30, 2004	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Legal, Secretary and General
Counsel

INDEX TO EXHIBITS

99.1	Press release issued by the Company on March 30, 2004.